Registration # 1602 as of December 07, 2004



                                  AMENDMENT # 3
                     TO THE CONTRACT # 482 as of 06.09.2000
              For exploration of hydrocarbon resources in the area
                             "Aksaz-Dolinnaya-Emir"
                   in Tubkaragan district of Mangistau oblast

                                     between

                    Ministry of Energy and Mineral Resources
                          of the Republic of Kazakhstan
                                (Competent body),

                                       and

                     Emir Oil, Limited Liability Partnership
                                  (Contractor)






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                                  Astana, 2004
The present Amendment # 3 to the Contract # 482 as of 06.09.2000 for exploration of hydrocarbon resources in the area "Aksaz-Dolinnaya-Emir" in Tubkaragan district of Mangistau oblast in accordance with the License AI #1552 as of
04.30.1999 concluded on December 7, 2004, between the Ministry of Energy and Mineral Resources, hereinafter referred to as COMPETENET BODY, and Emir Oil, Limited Liability Partnership, hereinafter referred to as CONTRACTOR:



Preamble:


In connection with:

- Emir Oil, LLP submitting a request for extension of the Contract territory in the area Aksaz-Dolinnaya-Emir, located in Tubkaragan district of the Mangistau oblast;

- Expert Commission of the MEMR RK for review of subsoil users' applications for amendments of conditions of Licenses and Contracts (extract from the Minutes # 12 of the Expert Commission meeting as of July 1, 2004) decided to agree with extension of the Contract territory in south-east direction within the contours of horizon V" based on results of 3D seismic, within coordinates provided in the Geologic allotment.


The Competent body and Contractor agreed to include the following changes and amendments:


1. Add a second paragraph with the following wording "Total area of the Contract territory is determined in accordance with the adjusted geologic allotment in the volume of 464.17 sq. km" to point 4.1 of
         Section 4;

2.       Point 7.1.1 of Section 7 "Working Program" shall read as follows:
         "Minimal volume of works in monetary terms during Exploration Period shall be equal to: $ 32,000,000 (thirty two million) US Dollars including expansion of the Contract territory";

3. 6th and 7th lines in the table, point 7.1.1 of Section 7 "Working Program" shall read as follows:

         6. 6th year 6,000,000

         7. 7th year 4,500,000

4. In section 16, the following wording "Amendment to the Agreement on purchase of information # 375 as of 11.03.04 shall be a concurrent part of the Contract # 482 as of 06.09.2000" shall be added point 16.2.4.4 "Historical Cost Recovery"

5. Adjusted geologic allotment - Attachment # 1 shall be considered a concurrent part of Amendment # 3 to the Contract # 482;

6. Additional Working Program - Attachment # 2 shall be considered constituent part of the Contract Working Program.

         Text of the present Amendment is drafted in the State and Russian languages in 3 copies. In case of occurrence of differences between the state and Russian languages, Russian language version shall have a priority meaning.

         The Present Amendment shall be effective from the moment of signing by the Parties and shall constitute a concurrent part of the Contract.

         The present Amendment has been signed on December 7, 2004, in Astana, Republic of Kazakhstan, by the authorized representatives of the Parties in accordance with their authorities.

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     Competent Body of the Government of the Republic of Kazakhstan:
     Ministry of Energy and Mineral Resources


     Signature:
     Title: First Vice-Minister
     Name: Izmukhambetov B.S.



     Contractor:
     Emir Oil, Limited Liability Partnership

     Signature:
     Title: Director
     Name: Tolmakov T.K.